Exhibit 99.2

WINNER MEDICAL GROUP INC. PRICES OFFERING OF 1,380,000 SHARES OF COMMON STOCK

SHENZHEN, China, April 27, 2010 /PRNewswire-Asia/ — Winner Medical Group Inc. (NASDAQ: WWIN; "Winner Medical" or the "Company"), a leading manufacturer of medical dressings, medical disposables and non-woven PurCotton® materials for the medical and consumer products industries, announced today that it has priced a public offering of 1,380,000 shares of its common stock at a price of $6.10 per share. Winner Medical expects to receive net proceeds of approximately $8.0 million from the sale of the common stock. Winner Medical has granted a 30-day option to the underwriters to purchase up to an additional 207,000 shares to cover over-allotments, if any. The offering is subject to customary closing conditions and is expected to close on or about Friday, April 30, 2010.

Winner Medical intends to use the net proceeds from this offering to expand the production capacity of its PurCotton® product line and for general corporate and working capital purposes.

Roth Capital Partners, LLC is acting as the sole book-running manager for the public offering, with Maxim Group LLC acting as co-manager.

The offering is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission (SEC) on March 3, 2010, which became effective on March 18, 2010. The offering will be made by a prospectus supplement, which has been filed with the SEC.

Copies of the prospectus supplement may be obtained from the offices of Roth Capital Partners, LLC by e-mail to rothecm@roth.com, by fax to +1-949-720-7227, or by mail to 24 Corporate Plaza Drive, Newport Beach, CA 92660, Attention: Equity Capital Markets.

This press release does not constitute an offer to sell, or solicitation of an offer to buy, any securities. Any such offer may be made only pursuant to the Company's prospectus supplement for the offering and only in states in which the offering is registered or exempt from registration and by broker-dealers authorized to do so. The securities offered by the prospectus supplement involve a high degree of risk.

About Winner Medical:

Winner Medical is a leading manufacturer and the largest exporter by volume in the medical dressing industry in China. Headquartered in Shenzhen, the Company has eight wholly-owned operating subsidiaries and four joint ventures with over 5,000 employees. The Company engages in the manufacturing, sale, research and development of medical care products, wound care products, home care products and PurCotton® products, a nonwoven fabric made from 100% natural cotton. The products are sold worldwide, with Europe, the United States, China and Japan serving as the top four markets. The Company currently holds more than sixty patents and patent applications for various products and manufacturing processes and is one of the few Chinese companies licensed by the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the United States market. To learn more about Winner Medical, please visit Winner Medical's web site at: http://ir.winnermedical.com.

Forward-Looking Statements:

This press release contains certain statements that may include "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward- looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

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For more information, please contact:

Company:

Peng Zhai
Investor Relations Manager
Winner Medical Group Inc.
Tel:   +86-755-2806-6858
+86-755-2813-8888 x691
Email: investors@winnermedical.com
Web:   http://ir.winnermedical.com

Investors:

Scott Powell
HC International, Inc.
Tel:   +1-917-721-9480
Email: scott.powell@hcinternational.net
Web:   http://www.hcinternational.net